SUBLEASE

                               The parties agree as follows:

DATE OF THIS
SUBLEASE:            June ___, 2000

PREMISES RENTED:     Overtenant:           1405634 Ontario Ltd.
                     Address for notices:  120 Adelaide Street West,
                                           Toronto, Ontario Canada M5H 1t1

                     You, the Undertenant:  1st Miracle Group Inc.
                     Address for notices:   120 Adelaide Street West
                                            Toronto, Ontario Canada M5H1t1

                     If there are more than one Overtenant or Undertenant, the words "Overtenant" and
                     "Undertenant" used in this Sublease includes them.

INFORMATION FROM
OVER-LEASE:          Landlord:
                     Address for notices:

                     Overtenant:          same as above
                     Address for notices: same as above

                     Date of Over-Lease:            ,
                                          ----------

TERM:                1.    Month-to-month.

PREMISES RENTED:     2.   A portion of 120 Adelaide Street West, Toronto,
                          Ontario Canada, specifically, Suite 1214

USE OF PREMISES:     3.   The premises may be used for Executive Offices.

RENT:                4.   The  monthly  rent is  $4,000.  You,  the
                          Undertenant, will pay this monthly rent to the Overtenant in advance on the first day of each month during the Term.

SECURITY:            5.   No security.

AGREEMENT TO LEASE
AND PAY RENT:        6.   Overtenant  sublets the premises to you, the
                          Undertenant, for the Term. Overtenant states that it has the authority to do so. You, the Undertenant, agree to pay the Rent and other charges as required in the Sublease. You, the Undertenant, agree to do everything required of you in the Sublease.

NOTICES:             7.   All notices in the Sublease shall be sent by
                          certified mail, "return receipt requested".

SUBJECT TO:          8.   The  Sublease is subject to the  Over-Lease.  It is
                          also subject to any agreement to which the Over-Lease is subject.

OVERTENANT'S DUTIES: 9.   The Over-Lease describes
                          the Landlord's duties. The Overtenant
                          is not obligated to perform the
                          Landlord's duties. If the Landlord
                          fails to perform, you, the
                          Undertenant, must send the Overtenant
                          a notice. Upon receipt of the notice,
                          the Overtenant shall then promptly
                          notify the Landlord and demand that
                          the Over-Lease agreements be carried
                          out. The Overtenant shall continue the
                          demands until the Landlord performs.


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CONSENT:             10.  If the  Landlord's  consent to the Sublease is
                          required, this consent must be received within 3 days from the date of this Sublease. If the Landlor1's consent is not received within this time, the Sublease will be void. In such event all parties are automatically released and all payments shall be refunded to you, the Undertenant.

NO AUTHORITY:       11.  You, the Undertenant,
                         have no authority to contact or make
                         any agreement with the Landlord about
                         the premises or the Over-Lease. You,
                         the Undertenant, may not pay rent or
                         other charges to the Landlord, but
                         only to the Overtenant unless
                         otherwise agreed to in writing by
                         Overtenant.

SUCCESSORS:         12.  Unless  otherwise  stated,  the Sublease is binding
                         on all parties who lawfully succeed to the rights or take the place of the Overtenant or you, the Undertenant. Examples are an assign, heir, or a legal representative such as an executor of your will or administrator of your estate.

CHANGES:            13.  This Sublease can be changed only by an agreement in
                         writing signed by the parties to the Sublease.


                                                 OVERTENANT:





                                                 You, the UNDERTENANT:

                   Witness:
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